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                                                                   EXHIBIT 10.19


                                   AGREEMENT


This agreement is made between United States Telecommunications, Inc. (Tel), and Prime Equities Group, Inc. (Prime).

WHEREAS: Tel shall cause Four Hundred Fifty (450,000) Thousand authorized and/or issued Common Shares of Tel, a Florida Corporation to be issued to Prime or its assign.

WHEREAS: Tel guarantees that Prime or its assign shall, at all times, have an option to purchase Tel Shares at Five (5) cents per share in order to avoid dilution and with respect to the percentage of Tel that said Four Hundred Fifty (450,000) Shares represents.

WHEREAS: The Consideration for said purchase shall be Four Hundred and Fifty Thousand ($450,000) Dollars, paid to United States Telecommunications, Inc., by or through Prime Equities Group, Inc.

FURTHER: Tel shall within ten (10) business days of this Agreement provide Prime with a Board of Directors resolution approving this agreement.

FACSIMILE SIGNATURES ARE DEEMED AS ORIGINAL FOR THE PURPOSE OF THIS DOCUMENT.


Agreed upon this 4th day of August, 1999.



/s/ Richard Pollara      As of 8/4/99   /s/  Richard F. Inzer             8/4/99
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Richard Pollara                  Date   Prime Equities Group, Inc.          Date
President
United States Telecommunications, Inc.